EXHIBIT 99

Joint Filer Information

Name:	RFPS Management Company II, L.P.
Address:	c/o RFA Management Co., LLC 2801 Buford Highway, N.E. #470 Atlanta, GA 30329
Designated Filer:	LOR, Inc.
Issuer & Ticker Symbol:	RPC, Inc. (RES)
Date of Event Requiring Statement:	3/2/07
Signature:	RFPS Management Company II, L.P. BY: LOR, Inc., Manager
/s/ Glenn P. Grove, Jr.
By: Glenn P. Grove, Jr., Assistant Secretary

Joint Filer Information

Name:	RFA Management Company, LLC
Address:	2801 Buford Highway, N.E. #470 Atlanta, GA 30329
Designated Filer:	LOR, Inc.
Issuer & Ticker Symbol:	RPC, Inc. (RES)
Date of Event Requiring Statement:	3/2/07
Signature:	RFA Management Company, LLC BY: LOR, Inc., Manager
/s/ Glenn P. Grove, Jr.
By: Glenn P. Grove, Jr., Assistant Secretary

Joint Filer Information

Name:	RFT Investment Company, LLC
Address:	c/o RFA Management Co., LLC 2801 Buford Highway, N.E. #470 Atlanta, GA 30329
Designated Filer:	LOR, Inc.
Issuer & Ticker Symbol:	RPC, Inc. (RES)
Date of Event Requiring Statement:	3/2/07
Signature:	RFT Investment Company, LLC BY: LOR, Inc., Manager
/s/ Glenn P. Grove, Jr.
By: Glenn P. Grove, Jr., Assistant Secretary